UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 16, 2017

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On October 17, 2017, NewStar Financial, Inc. (the “Company”) issued a press release announcing the execution of an Asset Purchase Agreement, dated as of October 16, 2017, by and between the Company and GSO Diamond Portfolio Holdco LLC (“GSO”) and the execution of an Agreement and Plan of Merger, dated as of October 16, 2017, by and among First Eagle Holdings, Inc., FE Holdco, LLC, FE Merger Sub, Inc. (collectively, “First Eagle”) and the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 17, 2017.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of the Company. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Factors or risks that could cause the Company’s actual results to differ materially from the results it anticipates include, but are not limited to:(1) the failure to obtain the required vote of the Company’s stockholders; (2) the timing to consummate the transaction; (3) the risk that a condition to closing of the transactions may not be satisfied; (4) the failure of GSO Capital Partners to obtain the necessary debt or equity financing; (5) the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (6) the diversion of management time on the proposed transactions; (7) any legal proceedings that may be instituted against the Company and others relating to the proposed transactions; (8) the risk that the transactions and their announcement, or compliance by the Company with the operating restrictions in the transaction agreements, could have an adverse effect on the Company’s business and (9) the risk that NewStar Financial, Inc. may not realize any or a portion of the tax refunds applicable to the contingent value rights (or that such tax refunds may be delayed or subject to disputes by the Congressional Joint Committee on Taxation or taxing authorities).

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of its 2016 Annual Report on Form 10-K, as supplemented by any Risk Factors contained in its Quarterly Reports on Form 10-Q. The Company’s forward looking statements speak only as of the date hereof and the date they are made. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving First Eagle Investment Management, LLC, GSO Capital Partners and the Company. The proposed transactions will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission, including a definitive proxy statement. However, such documents are not currently available. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free of charge the proxy statement (when available) and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.newstarfin.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed asset sale and the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed asset sale and the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: October 17, 2017	By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 17, 2017.